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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of EQT Midstream Partners, LP for the registration of Common Units Representing Limited Partner Interests and to the incorporation by reference therein of our report dated April 1, 2015, with respect to the consolidated balance sheets of EQT Midstream Partners, LP as of December 31, 2014 and 2013, and the related statements of consolidated operations, cash flows and partners' capital for each of the years in the three-year period ended December 31, 2014, included in the Current Report on Form 8-K dated April 1, 2015, and our report dated February 12, 2015, with respect to the effectiveness of internal control over financial reporting of EQT Midstream Partners, LP, included in its Annual Report (Form 10-K) for the year ended December 31, 2014, both filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
Ernst & Young LLP

Pittsburgh, Pennsylvania
July 23, 2015

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm